Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of MBC Funding II Corp. (the "Company") for the period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vanessa Kao, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 20, 2020

/s/ Vanessa Kao
Vanessa Kao
Chief Financial Officer
(Principal Financial and Accounting Officer)